EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts for Medtronic:	Contacts for Kyphon:

Media:	Media and Investors:
Jeff Newton	Julie Tracy
763-505-2633	408-548-6687

Investors:
Martha Goldberg Aronson
763-505-2694

MEDTRONIC TO ACQUIRE KYPHON FOR $3.9 BILLION

Combination to Drive Growth with Treatments

for Debilitating Spinal Conditions

Minneapolis, MN and Sunnyvale, CA - July 27, 2007 – Medtronic, Inc. (NYSE: MDT) and Kyphon (NASDAQ: KYPH) today announced that the companies have signed a definitive merger agreement under which Medtronic will acquire all of the outstanding shares of Kyphon for $71 per share in cash. The transaction, which was unanimously approved by the boards of directors of both companies, is valued at approximately $3.9 billion. This excludes $320 million in payments associated with the St. Francis Medical Technologies, Inc. and Disc-O-Tech Medical Technologies, Ltd. transactions.

The acquisition price represents a 32% premium over Kyphon’s closing stock price on July 26, 2007 of $53.68 and a 35% premium over Kyphon’s 30-day average trading price of $52.76 per share. The transaction, which is anticipated to close in the first calendar quarter of 2008, is expected to be neutral to Medtronic earnings in the first full fiscal year after closing and accretive thereafter. Medtronic expects the merger to yield significant revenue, cost and tax synergies.

“We expect our combination with Kyphon to help accelerate the growth of Medtronic’s existing spinal business by extending our product offerings into some of the fastest growing product segments and enabling us to provide physicians with a broader range of therapies for use at all stages of the care continuum,” said Art Collins, chairman and chief executive officer of Medtronic. “Importantly, the combination will also enable more patients of all ages to receive the benefits of modern, minimally invasive spinal treatments earlier in their care, with life-style friendly options that are simpler, faster and less invasive than many traditional surgical treatments.”

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“We have great respect for Rich Mott and his team and look forward to Kyphon’s employees joining Medtronic at the close of the transaction. Kyphon’s world-class, global sales force will play a central role in the continued development of our spinal business,” Collins concluded.

“We are very enthusiastic about the opportunity to deliver outstanding value for our shareholders that fully reflects Kyphon’s innovation and growth potential. This merger also combines two recognized industry leaders in spinal treatments,” said Richard Mott, president and chief executive officer of Kyphon. “By merging our complementary strengths and collective resources into one organization, we will meaningfully increase our ability to ensure we meet the needs of our clinician customers around the world and the patients they serve. This combination also offers our employees the opportunity to become part of an organization with a shared vision and the depth of resources that are increasingly beneficial for sustained success in our industry. We look forward to working with Medtronic to complete the transaction quickly and seamlessly. Our board of directors believes that this acquisition is in the best interests of our shareholders, employees and other stakeholders and has unanimously voted to recommend that Kyphon shareholders vote in favor of it.”

The two companies’ product lines and geographic presence are highly complementary. While both companies have expertise in minimally invasive, highly effective treatments, Medtronic’s spinal surgery focus has been on providing treatment options for younger patients who are suffering from scoliosis and degenerative disc disease in the cervical and lumbar spine. Kyphon’s focus has been on treating older patients suffering from vertebral compression fractures and spinal stenosis. Together, the combined entity will be able to leverage its knowledge of modern fusion, dynamic stabilization, artificial disc replacement, biologics, vertebral augmentation, interspinous process decompression, disc disease diagnosis, navigation and minimally invasive techniques to serve patients with a broader variety of spinal disorders in order to alleviate pain and restore health for more patients.

The combined entity will also have a larger and expanded base of customers than Medtronic serves alone. Medtronic primarily serves orthopaedic and neurological surgeons who specialize in spinal surgery. Kyphon serves these same physicians and also has a significant customer base with interventional radiologists and interventional neuroradiologists.

The transaction will be financed by a combination of cash on the balance sheet and debt.

The transaction is subject to customary closing conditions, including approval by antitrust regulators as well as Kyphon shareholders.

Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to Medtronic and Goldman, Sachs & Co., and Piper Jaffray are acting as financial advisors. Latham & Watkins LLP is acting as legal advisor to Kyphon and JPMorgan is acting as financial advisor.

Analyst Conference Call/Webcast

Medtronic and Kyphon will host an investor conference call (612-332-1210) later this morning at 7:30 a.m. central time (5:30 a.m. pacific time) to discuss the Kyphon acquisition. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast or a replay of the webcast, please refer to the Investor Relations sections at http://www.medtronic.com or http://www.kyphon.com.

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ABOUT MEDTRONIC

Medtronic, Inc. (www.medtronic.com), headquartered in Minneapolis, is the global leader in medical technology – alleviating pain, restoring health, and extending life for millions of people around the world.

ABOUT KYPHON INC.

Kyphon develops and markets medical devices designed to restore and preserve spinal function and diagnose the source of low back pain using minimally invasive technologies. The company’s products are used in balloon kyphoplasty for the treatment of spinal compression fractures caused by osteoporosis or cancer, in the Functional Anaesthetic Discography™ (F.A.D.™) procedure for diagnosing the source of low back pain, and in the Interspinous Process Decompression (IPD®) procedure for treating the symptoms of lumbar spinal stenosis. More information about the company and its products can be found at www.kyphon.com and its patient education Web site, www.spinalfracture.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Medtronic and Kyphon caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Forward looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Medtronic and Kyphon, including future financial and operating results, post-acquisition plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the proposed merger on the proposed terms and schedule; the failure of Kyphon stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in Medtronic’s and Kyphon’s filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s web site http://www.sec.gov. Medtronic and Kyphon disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

Kyphon will file with the SEC and mail to its stockholders a proxy statement that will contain important information about Kyphon, the proposed merger and related matters. Stockholders are urged to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information that stockholders should consider before making a decision about the merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Medtronic and Kyphon with the SEC at the SEC’s website at www.sec.gov. The proxy statement (when it is available) and the other documents may also be obtained for free by accessing Kyphon’s website at www.kyphon.com by clicking on the “Investors” link and then clicking on the “Financial Information” heading and the “SEC Filings” heading, by writing to Kyphon at 1221 Crossman Avenue, Sunnyvale, CA 94089-2450, Attention: Julie Tracy, or by emailing jtracy@kyphon.com.

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Medtronic, Kyphon and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Kyphon stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Kyphon stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Medtronic’s executive officers and directors in its definitive proxy statement filed with the SEC on July 20, 2007. You can find information about Kyphon’s executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2007. You can obtain free copies of these documents from Medtronic and Kyphon using the contact information above.

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